Exhibit 99.1
Calumet Specialty Products Partners, L.P.
Executive Deferred Compensation Plan
Grant of Phantom Units with DERs

Grantee:

Grant Date:	, 2009

1.	Grant of Phantom Units with DERs. Calumet Specialty Products Partners, L.P. (the “Company”) hereby grants to you _______ Phantom Units under the Calumet Specialty Products Partners, L.P. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) attached hereto as Appendix A, which also shall constitute a grant of _______ Phantom Units pursuant to the Calumet GP, LLC Long-Term Incentive Plan (the “LTIP”) attached hereto as Appendix B, on the terms and conditions set forth herein. As of the Grant Date above, this grant of Phantom Units also includes a tandem grant of a Distribution Equivalent Right (“DER”) with respect to each Phantom Unit. You shall not be credited with DERs for any distributions made with respect to a Unit prior to the Grant Date. Capitalized terms used but not defined herein shall have the meaning set forth in the Deferred Compensation Plan.
2. Vesting.
(a)	Phantom Units. The restrictions of the Phantom Units will expire and the Phantom Units will become transferable as follows: (i) the restrictions on 25% of the Phantom Units shall expire on the one year anniversary of the Grant Date; (b) the restrictions on 25% of the Phantom Units shall expire on the two year anniversary of the Grant Date; (c) the restrictions on 25% of the Phantom Units shall expire on the three year anniversary of the Grant Date; and (d) the restrictions on 25% of the Phantom Units shall expire on the four year anniversary of the Grant Date, such that 100% of the Phantom Units will be vested on the fourth year anniversary of the Grant Date; provided, however, that such restrictions will expire on such dates only if you remain in the employ of or a service provider to the Employer continuously from the Grant Date through the applicable vesting date, unless otherwise determined by the Committee in accordance with the provisions of the Deferred Compensation Plan.

(b)	DERs. All DERs granted on and after the Grant Date shall carry identical vesting restrictions as shall be attached to the Phantom Unit giving rise to such DER. If a tandem Phantom Unit is forfeited, your tandem DER with respect to such Phantom Unit shall automatically terminate at that time.

3. Events Occurring Prior to Vesting.
(a)	Death, Disability or Retirement. If your employment with the Employer terminates as a result of your death, Disability or Retirement, all vesting restrictions on your outstanding Phantom Units shall lapse, and your Phantom Units will be deemed 100% vested.

(b)	Other Terminations from the Company. If your employment with the Employer terminates for any reason other than as provided in Paragraph 3(a) above, all unvested Phantom Units then held by you automatically shall be forfeited without payment upon such termination.

(c)	Change of Control. In the event of a Change of Control, all vesting restrictions on your outstanding Phantom Units shall lapse, and your Phantom Units will be deemed 100% vested.
4.	Payments of Phantom Units and DERs. Settlement of your Phantom Units and DERs shall be paid in accordance with your Deferred Compensation Plan distribution election form, subject to the terms of the Deferred Compensation Plan and the LTIP.
5.	Limitations Upon Transfer. All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement, the Deferred Compensation Plan or the LTIP, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.
6.	Restrictions. By accepting this grant, you agree that any Units which you may acquire upon payment of this award will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. You also agree that (i) the certificates representing the Units acquired under this award may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Units to be acquired under this award on the transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to be acquired under this award.
7.	Withholding of Taxes. To the extent that the vesting or payment of a Phantom Unit or DER results in the receipt of compensation by you with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, the Company or Affiliate shall withhold from any cash payment such amount of money as may be required to meet its withholding obligations under such applicable laws. No payment of a vested Phantom Unit in the form of a Unit shall be made pursuant to this Agreement until you have paid or made arrangements approved by the Company or the Affiliate and in accordance with the terms of the LTIP, to satisfy in full the applicable tax withholding requirements of the Company or Affiliate with respect to such event, which may include the Company withholding a number of Units having a value equal to the amount of its tax withholding obligation.
8.	Rights as Unitholder. You, or your executor, administrator, heirs, or legatees shall have the right to vote and receive distributions on Units and all the other privileges of a unitholder of the Company only from the date of issuance of a Unit certificate in your name representing payment of a vested Phantom Unit.
9.	Insider Trading Policy. The terms of the Employer’s Insider Trading Policy are incorporated herein by reference. The timing of the delivery of any Units pursuant to a vested Phantom Unit shall be subject to and comply with such Policy.
10.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you.
11.	Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
12.	Modifications. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.
13.	Governing Law. This grant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.
14.	Conflicts. In the event of any conflict between the terms of this Agreement and the Deferred Compensation Plan, the Deferred Compensation Plan shall control.
15.	Acknowledgments. You acknowledge and agree that (a) you are not relying upon any determination by the Employer, its Affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Employer Parties”) of the Fair Market Value of the Units on the Grant Date, (b) you are not relying upon any written or oral statement or representation of the Employer Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding and vesting of the Phantom Units, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Employer Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding, exercise or settlement of the Phantom Units.

You further acknowledge receipt of a copy of the Deferred Compensation Plan and the LTIP and agree to all of the terms and conditions of the Deferred Compensation Plan and the LTIP, which are incorporated herein by reference.
Note: To accept the Phantom Units, please execute this Agreement and return an executed copy to                                         (the “Designated Recipient”) by                      ___, 2009. Failure to return the executed copy to the Designated Recipient by such date may render this issuance invalid.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By its general partner

CALUMET GP, LLC

By:
Name:
Title:

Accepted by:

[Grantee]

Date

Appendix A
Calumet Specialty Products Partners, L.P. Executive Deferred Compensation Plan

Appendix B
Calumet GP, LLC Long-Term Incentive Plan